Exhibit 99.4(b)

PROTECTIVE VARIABLE ANNUITY SCHEDULE

CONTRACT NUMBER	ISSUE DATE

OWNER 1	BIRTH DATE OF OWNER 1

OWNER 2	BIRTH DATE OF OWNER 2

ANNUITANT	BIRTH DATE OF ANNUITANT

BENEFICIARY	ANNUITY DATE
As contained in our records

PROTECTED LIFETIME INCOME OPTION	DEATH BENEFIT

AGENT	INSURANCE REGULATORY AUTHORITY

INITIAL PURCHASE PAYMENT	TAX-QUALIFIED STATUS

INTEREST RATES FOR THE GUARANTEED ACCOUNT

Annual Effective Interest Rates for the Guaranteed Account on the Issue Date:	FIXED ACCOUNT — DCA ACCOUNT 1 — DCA ACCOUNT 2 —

Non-Forfeiture Interest Rate (NFIR) for the Guaranteed Account:

The Contract’s NFIR for the Guaranteed Account was established on the Issue Date and will not change. It was determined by taking the 5-Year Constant Maturity Treasury Rate as of the January 31 prior to the May 1 — April 30 annual period during which the Contract was issued, subtracting 1.25%, and rounding the result to the nearest 0.05%.  The NFIR cannot be less than 1.00% and will not be more than 3.00%.  Interest rates declared by the Company for the Guaranteed Account will be at least equal to the Contract’s NFIR.

A

CONTRACT LIMITATIONS, FEES, AND CHARGES

Maximum Issue Date:	We will not issue a Contract on or after the oldest Owner’s or Annuitant’s 86th birthday.

Maximum Annuity Date:	The oldest Owner’s or Annuitant’s 95th birthday.

Additional Purchase Payments:	Not permitted on or after the oldest Owner’s or Annuitant’s 86th birthday or within 3 years of the Annuity Date.

Minimum Additional Purchase Payment:	$100.00

Maximum Aggregate Purchase Payments:	$1,000,000.00

Mortality & Expense Risk Charge:	0.20% per year
The Mortality & Expense Risk Charge was established on the Issue Date and will not change.

Administration Charge:	0.10% per year
The Administration Charge was established on the Issue Date and will not change.

Transfer Fee for Transfers in Excess of Limit:	$25 for each transfer in excess of 12 per Contract Year.
The Transfer Fee was established on the Issue Date and will not change.

Contract Maintenance Fee:	$35.00

The Contract Maintenance Fee was established on the Issue Date and will not change.  It is deducted prior to the Annuity Date on each Contract Anniversary, and on any day that the Contract is surrendered other than a Contract Anniversary. The Contract Maintenance Fee will be deducted from the Investment Options in the same proportion as their values are to the Contract Value. The Contract Maintenance Fee will be waived by the Company in the event either the Contract Value, or the aggregate Purchase Payments reduced by aggregate withdrawals, equals or exceeds $100,000 on the date the Fee is to be deducted.

B

INVESTMENT OPTIONS AVAILABLE ON THE ISSUE DATE

Protective Life Guaranteed Account

Fixed Account                      DCA Account 1                      DCA Account 2

Sub-Accounts of the Protective Variable Annuity Separate Account

American Funds IS	Invesco
Asset Allocation Class 4	Balanced-Risk Allocation Series II
Blue Chip Income & Growth Class 4	Comstock Series II
Bond Class 4	Equity and Income Series II
Capital Income Builder Class 4	Global Real Estate Series II
Global Growth Class 4	Government Securities Series II
Global Growth & Income Class 4	Growth and Income Series II
Global Small Cap Class 4	International Growth Series II
Growth Class 4	Oppenheimer Global Series II
Growth-Income Class 4	Oppenheimer Government Money Series I
International Class 4	Oppenheimer Main Street Series II
New World Class 4
U.S. Government/AAA-Rated Securities Class 4	Legg Mason
ClearBridge Variable Mid Cap Class II
Clayton Street Trust	ClearBridge Variable Small Cap Class II
Protective Life Dynamic Allocation Series Conservative
Protective Life Dynamic Allocation Series Moderate	Lord Abbett
Protective Life Dynamic Allocation Series Growth	Bond Debenture Value Class
Dividend Growth Value Class
Dimensional Fund Advisors	Fundamental Equity Value Class
Equity Allocation Institutional Shares	Growth Opportunities Value Class
Global Bond Portfolio Institutional Shares
Global Moderate Allocation Institutional Shares	PIMCO
Short-Term Fixed Income Institutional Shares	All Asset Advisor Class
U.S. Targeted Value Institutional Shares	Global Diversified Allocation Advisor Class
Long-Term U.S. Government Advisor Class
Fidelity Investments	Low Duration Advisor Class
Investment-Grade Bond Portfolio SC2	Real Return Advisor Class
Mid Cap Portfolio SC2	Short Term Advisor Class
Total Return Advisor Class
Franklin Templeton Investments
Franklin Flex Cap Growth Class 2	Royce
Franklin Income Class 2	Small-Cap Service Class
Franklin Mutual Global Discovery Class 2
Franklin Mutual Shares Class 2	Vanguard
Franklin Rising Dividends Class 2	Balanced
Franklin Small Cap Value Class 2	Capital Growth
Franklin Small Mid Cap Growth Class 2	Conservative Allocation
Franklin Strategic Income Class 2	Diversified Value
Templeton Developing Markets Class 2	Equity Income
Templeton Foreign Class 2	Equity Index
Templeton Global Bond Class 2	Global Bond Index
Growth
Goldman Sachs	High Yield Bond
Core Fixed Income Service Class	International
Global Trends Allocation Service Class	Mid-Cap Index
Growth Opportunities Service Class	Moderate Allocation
Mid Cap Value Service Class	Money Market
Strategic Growth Service Class	Real Estate Index
Short-Term Investment Grade
Total Bond Market Index
Total International Stock Market Index
Total Stock Market Index

C